Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-186691) of Remy International, Inc. of our reports a) dated February 27, 2014, with respect to the consolidated financial statements and schedule of Remy International, Inc., and the effectiveness of internal control over financial reporting of Remy International, Inc., included in its 2013 Annual Report (Form 10-K), and b) dated October 6, 2014, with respect to the combined balance sheets of Remy International, Inc. and Fidelity National Technology Imaging, LLC, as of December 31, 2013 and 2012, and the related combined statements of operations, comprehensive income, changes in stockholders’ equity, cash flows and schedule for the year ended December 31, 2013 and the period August 15, 2012 to December 31, 2012 and the consolidated statements of operations, comprehensive income, changes in stockholders’ equity, cash flows and schedule for the year ended December 31, 2011 and the period January 1, 2012 to August 14, 2012 of Remy International, Inc. included in its Proxy Statement (Schedule 14A) dated December 1, 2014, both filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Indianapolis, Indiana
December 31, 2014